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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                               BMC SOFTWARE, INC.
             (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                   74-2126120
(State of Incorporation or Organization)       (IRS Employer Identification No.)


                             2101 CITYWEST BOULEVARD
                            HOUSTON, TEXAS 77042-2827
              (Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                            ------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                        Name Of Each Exchange On Which
       To Be So Registered                        Each Class Is To Be Registered
       -------------------                        ------------------------------
Common Stock, par value $0.01 per share             New York Stock Exchange


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the common stock, and associated rights, par value $0.01 per share (the "Common Stock"), of BMC Software, Inc., a Delaware corporation (the "Company").

         The description of the Company's Common Stock is hereby incorporated by reference to the Company's registration statement on Form 8-A, as filed with the Securities and Exchange Commission on August 25, 1988.

         The description of the rights associated with the Company's Common Stock is hereby incorporated by reference to the Company's registration statement on Form 8-A, as filed with the Securities and Exchange Commission on May 11, 1995.

ITEM 2.   EXHIBITS.

         All exhibits required by the Instruction to Item 2 will be provided to the New York Stock Exchange.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       BMC SOFTWARE, INC.



Date: March 8, 2001                    By: /s/ Stephen B. Solcher
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                                           Stephen B. Solcher
                                           Vice President, Treasurer



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